UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 29, 2023

MGP Ingredients, Inc.
(Exact name of registrant as specified in its charter)

Kansas	0-17196	45-4082531
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
Cray Business Plaza
100 Commercial Street
Box 130
Atchison, Kansas 66002
(Address of principal executive offices) (Zip Code)

(913) 367-1480
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, no par value	MGPI	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02. Results of Operations and Financial Condition.

On November 2, 2023, MGP Ingredients, Inc. (the "Company") issued a press release relating to financial results for the third quarter 2023, which ended September 30, 2023. A copy of the press release is being furnished as Exhibit 99.1 and is incorporated herein by reference.

The information contained in this Item 2.02, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent expressly set forth by specific reference in such filing.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 2, 2023, the Company announced that its Chief Executive Officer and President, David J. Colo, will retire from his executive officer positions and as a member of the Company’s Board of Directors (the “Board”) on December 31, 2023. Upon his retirement, David S. Bratcher, the Company’s Chief Operating Officer and President of Branded Spirits, will assume the role of Chief Executive Officer and President (the “CEO”). In order to ensure a smooth transition, Mr. Colo will remain with the Company as an employee in a senior advisor, non-officer capacity through April 30, 2023. The Company will seek to have Mr. Bratcher elected as a Class B director of the Company effective January 1, 2024.

Mr. Bratcher, age 55, has served as the Company’s Chief Operating Officer since July 2021 and President of Branded Spirits for the Company since the merger with Luxco, Inc. (“Luxco”) on April 2021, prior to which he was President of Luxco from 2013 to April 2021.

In connection with this CEO succession, the Company entered into an Employment Agreement with Mr. Bratcher on October 31, 2023 and a Retirement and Transition Agreement with Mr. Colo on October 31, 2023. A summary of the material terms and conditions of these agreements is set forth below.

Employment Agreement with Mr. Bratcher

Base Salary. Mr. Bratcher will receive a base salary of $625,000 per year. Mr. Bratcher’s base salary will be reviewed annually by the Human Resources and Compensation Committee of the Board (the “Compensation Committee”) in accordance with the performance evaluation practices of the Company, but it may not be decreased without Mr. Bratcher’s consent.

Short-Term Incentive. For 2024, Mr. Bratcher’s target short-term incentive (“STI”) award pursuant to the Company’s Short-Term Incentive Plan (the “STI Plan”) for the attainment of the Company’s 2024 performance measures will be 100% of his base salary. The amount and timing of payments under the STI Plan will be at the discretion of the Compensation Committee based on the attainment by the Company of quantitative performance measures set by the Board and qualitative goals for Mr. Bratcher determined by the Compensation Committee. The terms and conditions of the STI Plan for future years will be reviewed and established annually by the Compensation Committee.

Long-term Incentive. Mr. Bratcher will be eligible to participate in the Company’s long-term equity incentive (“LTI”) program for each fiscal year during which he is employed under the Employment Agreement, with an award for each year during its term as determined by the Compensation Committee. For the LTI award for the performance year 2024, Mr. Bratcher’s total target LTI award will have a value equal to 170% of his base salary. The terms and conditions of the LTI awards for future years in the Term will be reviewed and established annually by the Compensation Committee.

Personal Benefits. Mr. Bratcher will retain his existing automobile allowance of $1,500 per month and gas allowance in accordance with applicable Company policy. The Company also agreed to reimburse Mr. Bratcher for up to $10,000 of his legal fees incurred in connection with negotiating and drafting his Employment Agreement.

Severance. In the event that Mr. Bratcher’s employment terminates for any reason other than death or disability after the end of a fiscal year but before payment of his STI award for that prior fiscal year, he will be entitled to receive his STI payout. In the event that Mr. Bratcher’s employment terminates for reasons other than cause or for good reason, each as defined in the Employment Agreement, he will be entitled to receive (i) two years of base salary continuation, (ii) a pro rata STI award based on actual performance for the performance year in which the termination occurs, (iii) a pro-rata LTI award based on actual performance for the performance year in which termination occurs, and (iv) the full-year STI and LTI awards for any completed performance year unpaid as of the date of termination. In addition, except in the event of a termination by the Company for cause, all of Mr. Bratcher’s outstanding restricted stock units that are then unvested will continue to vest on their normal schedule. Payment of any of the foregoing benefits is conditioned upon Mr. Bratcher signing and not rescinding a release in favor of the Company. Upon a termination for disability or death, Mr. Bratcher or his estate will receive the full-year award for any completed year unpaid as of the date of termination and a pro-rata STI payment for the year in which the termination occurs based on actual results and, in the case of termination due to disability, subject to Mr. Bratcher signing and not rescinding a release in favor of the Company.

The Employment Agreement also contains restrictive covenants regarding confidentiality and prohibitions on the soliciting of employees and interference with business relationships.

Retirement and Transition Agreement with Mr. Colo

Mr. Colo’s employment under his Employment Agreement dated March 16, 2020 will terminate on the close of business on December 31, 2023 in connection with his retirement as CEO. Mr. Colo will remain an employee in a senior advisor, non-officer capacity to facilitate the CEO transition through April 30, 2024. He will continue to receive his same current base salary during the transition term, but will not be entitled to an STI or LTI award for the portion of the fiscal 2024 performance year while he remains employed.

The foregoing descriptions of the Employment Agreement and the Retirement and Transition Agreement are qualified by reference to the full text of the agreements, which are filed as Exhibits 10.1 and 10.2, respectively, with this Current Report on Form 8-K.

Attached as Exhibit 99.2 is a press release announcing the CEO transition.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Description

10.1	Employment Agreement between David Bratcher and MGP Ingredients, Inc. dated as of October 31, 2023

10.2	Retirement and Transition Agreement between David J. Colo and MGP Ingredients, Inc. dated as of October 31, 2023

99.1	Press release dated November 2, 2023

99.2	Press release dated November 2, 2023 announcing CEO retirement and succession plan

104	The cover page from this Current Report on Form 8-K, formatted in iXBRL (Inline Extensible Business Reporting Language)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                        MGP INGREDIENTS, INC.

Date: November 2, 2023	By:	/s/ Brandon M. Gall
Brandon M. Gall, Vice President, Finance and Chief Financial Officer